Exhibit 24


                                POWER OF ATTORNEY



          I, the undersigned Director or Officer of Rockwell Collins, Inc., a Delaware corporation (this "Corporation"), hereby constitute LAWRENCE A. ERICKSON, PATRICK E. ALLEN and GARY R. CHADICK, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, securities to be offered pursuant to this Corporation's Retirement Savings Plan for Salaried Employees.



        Signature                      Title                         Date
        ---------                      -----                         ----

/S/ CLAYTON M. JONES       Chairman of the Board, President    December 11, 2002
-----------------------      and Chief Executive Officer
Clayton M. Jones          (principal executive officer) and
                                      Director


/S/ DONALD R. BEALL                   Director                 December 11, 2002
-----------------------
Donald R. Beall


/S/ ANTHONY J. CARBONE                Director                 December 11, 2002
-----------------------
Anthony J. Carbone


/S/ MICHAEL P.C. CARNS                Director                 December 11, 2002
-----------------------
Michael P.C. Carns


/S/ CHRIS A. DAVIS                    Director                 December 11, 2002
-----------------------
Chris A. Davis


/S/ RICHARD J. FERRIS                 Director                 December 11, 2002
-----------------------
Richard J. Ferris


/S/ CHERYL L. SHAVERS                 Director                 December 11, 2002
-----------------------
Cheryl L. Shavers


/S/ JOSEPH F. TOOT, JR.               Director                 December 11, 2002
-----------------------
Joseph F. Toot, Jr.